As filed with the Securities and Exchange Commission on March 4, 2003.

                                                         File No. 333- _________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                          -----------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                            ENTERASYS NETWORKS, INC.
             (Exact name of registrant as specified in its charter)
                   -------------------------------------------

           Delaware                                              04-2797263
    State or other jurisdiction                                (I.R.S. Employer
  of incorporation or organization)                          Identification No.)

                                35 Industrial Way
                               Rochester, NH 03866
          (Address of principal executive offices, including zip code)
          ------------------------------------------------------------

           Enterasys Networks, Inc. 2002 Employee Stock Purchase Plan
               Enterasys Networks, Inc. 1998 Equity Incentive Plan
     Enterasys Networks, Inc. 2002 Stock Option Plan for Eligible Executives
           Enterasys Networks, Inc. 1989 Employee Stock Purchase Plan
                            (Full title of the plans)
                 -----------------------------------------------

                               Gerald M. Haines II
                               Chief Legal Officer
                                35 Industrial Way
                               Rochester, NH 03866
                                 (603) 332-9400
 (Name, Address and Telephone Number, including Area Code, of Agent for Service)
    -------------------------------------------------------------------------

                                               CALCULATION OF REGISTRATION FEE

                                                                     Proposed
                                                                      Maximum            Proposed
                                                     Amount          Offering            Maximum           Amount of
     Title of Each Class of Securities to be     to be Registered    Price Per          Aggregate         Registration
                   Registered                         (1)              Share          Offering Price          Fee
                   ----------                         ---              -----          --------------          ---



2002 EMPLOYEE STOCK PURCHASE PLAN                   10,000,000 (2)        $1.78 (2)        $17,800,000    $   1,440.02
1998 EQUITY INCENTIVE PLAN

Common Stock, par value $.01 per share, and related Preferred Stock Purchase Rights

2002 STOCK OPTION PLAN FOR ELIGIBLE EXECUTIVES         900,000 (3)        $1.34 (3)        $ 1,206,000    $      97.57
Common Stock, par value $.01 per share, and
related Preferred Stock Purchase Rights

1989 EMPLOYEE STOCK PURCHASE PLAN                      747,238 (4)       $1.105 (4)        $   825,698    $      66.79
Common Stock, par value $.01 per share, and
related Preferred Stock Purchase Rights

TOTAL:                                              11,647,238                             $19,831,698    $   1,604.38


(1) Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers such additional shares of Common Stock as may be issued in the event of a stock dividend, stock split, recapitalization or other similar transaction. In addition, this registration statement covers related rights to purchase Series F Preferred Stock, par value $1.00 per share, registered on a Form 8-A filed with the Securities and Exchange Commission on May 31, 2002 (the "Preferred Stock Purchase Rights"). No separate consideration will be received for the Preferred Stock Purchase Rights, which will initially trade together with the Common Stock.

(2) Includes 5,000,000 shares issuable under the Enterasys Networks, Inc. 2002 Employee Stock Purchase Plan and 5,000,000 shares issuable under the Enterasys Networks, Inc. 1998 Equity Incentive Plan pursuant to an amendment to this plan to increase the number of shares authorized for issuance thereunder. None of such shares are subject to outstanding options. The exercise price of such options shall be determined at the time of grant. Accordingly, pursuant to Rule 457(c) and Rule 457(h)(1), the Proposed Maximum Offering Price Per Share of $1.78, which is the average of the high and low prices of the Common Stock of the Registrant reported on the New York Stock Exchange on February 26, 2003, is set forth solely for the purpose of determining the Registration Fee.

(3) Includes 900,000 shares issuable pursuant to options granted under the Enterasys Networks, Inc. 2002 Stock Option Plan for Eligible Executives. All of such shares are subject to outstanding options with a fixed exercise price of $1.34 per share. Accordingly, pursuant to Rule 457(h)(1), the Proposed Maximum Aggregate Offering Price and the Amount of Registration Fee have been computed based on the exercise price of the options.

(4) Includes 747,238 shares issuable pursuant to options granted under the Enterasys Networks, Inc. 1989 Employee Stock Purchase Plan. All of such shares are subject to outstanding options with a fixed exercise price per share of $1.105. Accordingly, pursuant to Rule 457(h)(1), the Proposed Maximum Aggregate Offering Price and the Amount of Registration Fee have been computed based on the exercise price of the options.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

      The documents containing the information specified in Part I will be sent or given to employees, directors and others as specified by Rule 428(b)(1) of the Securities Act of 1933 (the "Act"). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM  3. INCORPORATION OF DOCUMENTS BY REFERENCE.

      Enterasys Networks, Inc. (the "Registrant") hereby incorporates the following documents herein by reference:

      (a) The Registrant's Transition Report on Form 10-K for the transition period ended December 29, 2001, filed with the Commission on November 26, 2002.

      (b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 30, 2002, June 29, 2002 and September 28, 2002, filed with the Commission on January 16, 2003, January 30, 2003 and February 26, 2003, respectively.

      (c) The Registrant's Current Reports on Form 8-K filed with the Commission on January 31, 2002, February 15, 2002, April 4, 2002, April 15, 2002, May 31, 2002, May 31, 2002, and August 2, 2002.

      (d) The description of the Registrant's common stock, par value $.01 per share, contained in its registration statement on Form 8-A, filed with the Commission on April 19, 1989, as amended by the description contained in the Registrant's registration statement on Form 8-A filed with the Commission on May 22, 1989; and the description of the rights to purchase Series F Preferred Stock, par value $1.00 per share, contained in the Registrant's registration statement on Form 8-A, filed with the Commission on May 31, 2002.

      All documents subsequently filed by the Registrant pursuant to Section13(a), Section 13(c), Section 14 and Section 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference from the date of filing of such documents.

ITEM  4. DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM  5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.

ITEM  6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 145 of the Delaware General Corporation Law, as amended, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person in fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      Section 102(b)(7) of the Delaware General Corporation Law, as amended, permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation Law (relating to unlawful payment of dividends and unlawful stock purchase and redemption) or
(iv) for any transaction from which the director derived an improper personal benefit.

      The Registrant's restated certificate of incorporation, as amended, provides that the Company's directors shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for the extent that exculpation from liabilities is not permitted under the Delaware General Corporation Law as in effect at the time such liability is determined. The restated certificate of incorporation, as amended, further provides that the registrant shall indemnify its directors and officers to the full extent permitted by the law of the state of Delaware.

ITEM  7. EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM  8. EXHIBITS.


Exhibit
Number          Description
------          -----------


4.1             Enterasys Networks, Inc. 2002 Employee Stock Purchase Plan.

4.2             Enterasys Networks, Inc. 1998 Equity Incentive Plan, as amended.

4.3             Enterasys Networks, Inc. 2002 Stock Option Plan for Eligible Executives
                (filed as Exhibit 10.8 to the Registrant's Quarterly Report on Form10-Q
                for the three-month period ended June 29, 2002, filed with the Commission on January 30, 2003 and incorporated herein by reference).

4.4             Enterasys Networks, Inc. 1989 Employee Stock Purchase Plan (filed as
                Exhibit 10.18 to the Registrant's Transition Report on Form10-K for the
                transition period ended December 29, 2001, filed with the Commission on
                November 26, 2002 and incorporated herein by reference).

4.5             Specimen Certificate for shares of the Registrant's Common Stock (filed as
                Exhibit 4.1 to the Registrant's Transition Report on Form 10-K for the
                transition period ended December 29, 2001, filed with the Commission on
                November 26, 2002 and incorporated herein by reference).

4.6             Restated Certificate of Incorporation of the Registrant (filed as Exhibit
                3.1 to the Registrant's Registration Statement on Form S-1, No. 33-28055
                and incorporated herein by reference).

4.7             Certificate of Correction of the Registrant's Restated Certificate of
                Incorporation (filed as Exhibit 3.1.2 to the Registrant's Registration
                Statement on Form S-1, No. 33-42534 and incorporated herein by reference).

4.8             Certificate of Amendment of the Restated Certificate of Incorporation of
                the Registrant (filed as Exhibit 4.3 to the Registrant's Registration
                Statement on Form S-3, No. 33-544666 and incorporated herein by reference).

4.9             Certificate of Amendment of the Restated Certificate of Incorporation of
                the Registrant (filed as Exhibit 3.5 to the Registrant's annual report on
                Form 10-K filed with the Commission on May 30, 2000 and incorporated herein by reference).

4.10            Certificate of Designations, Preferences and Rights for Series D and
                Series E Participating Convertible Preferred Stock of the Registrant
                (filed as Exhibit 4.1 to the Registrant's quarterly report on Form 10-Q for the period ended September 1, 2001, filed with the Commission on
                October 16, 2001 and incorporated herein by reference).

4.11            Certificate of Designations, Preferences and Rights for Series F
                Convertible Preferred Stock of the Registrant (filed as Exhibit 4.2 to the
                Registrant's current report on Form 8-K filed with the Commission on May
                31, 2002 and incorporated herein by reference).

4.12            Amended and Restated By-Laws of the Registrant (filed as Exhibit 3.8 to the Registrant's Transition Report on Form 10-K for the transition period ended December 29, 2001, filed with the Commission on November 26, 2002 and incorporated herein by reference).

5               Opinion of Ropes & Gray.

23.1            Consent of Ropes & Gray (included within Exhibit 5).

23.2            Consent of Independent Auditors.

24              Power of Attorney (included on Signature Page).

ITEM  9. UNDERTAKINGS.

      (a)   The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement;

            provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Andover, The Commonwealth of Massachusetts, on this 4th day of March, 2003.

                                                ENTERASYS NETWORKS, INC.


                                                By:/s/ Gerald M. Haines II
                                                   -----------------------
                                                Name:  Gerald M. Haines II
                                                Title:    Chief Legal Officer


                                POWER OF ATTORNEY

      Pursuant to the requirement of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes and constitutes William K. O'Brien and Gerald M. Haines II, and each of them singly, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, with full power to them, and each of them singly, to sign for him or her and in his or her name in the capacities indicated below any and all amendments (including post-effective amendments) to this registration statement and to file the same, with exhibits thereto, and other documents in connection therewith, and he or she hereby ratifies and confirms his or her signature as it may be signed by said attorneys, or any of them, to any and all such amendments.

            Signature                        Capacity in Which Signed                        Date
            ---------                        ------------------------                        ----


                                              Chief Executive Officer

/s/ William K. O'Brien                             and Director                     March 4, 2003
 ----------------------
William K. O'Brien                         (principal executive officer)

/s/ Richard S. Haak, Jr.                      Chief Financial Officer               March 4, 2003
 ------------------------
Richard S. Haak, Jr.                (principal financial and accounting officer)

/s/ James A. Davidson
 -----------------------                             Director                       March 4, 2003
James A. Davidson

/s/ Paul R. Duncan
 -----------------------                             Director                       March 4, 2003
Paul R. Duncan

/s/ Ronald T. Maheu
 -----------------------                             Director                       March 4, 2003
Ronald T. Maheu

______________________                               Director                       March __, 2003
Edwin A. Huston



                                  EXHIBIT INDEX

Exhibit

Number       Description
------       -----------

4.1          Enterasys Networks, Inc. 2002 Employee Stock Purchase Plan.

4.2          Enterasys Networks, Inc. 1998 Equity Incentive Plan, as amended.

4.3          Enterasys Networks, Inc. 2002 Stock Option Plan for Eligible Executives
             (filed as Exhibit 10.8 to the Registrant's Quarterly Report on Form10-Q
             for the three-month period ended June 29, 2002, filed with the Commission on January 30, 2003 and incorporated herein by reference).

4.4          Enterasys Networks, Inc. 1989 Employee Stock Purchase Plan (filed as
             Exhibit 10.18 to the Registrant's Transition Report on Form10-K for the
             transition period ended December 29, 2001, filed with the Commission on
             November 26, 2002 and incorporated herein by reference).

4.5          Specimen Certificate for shares of the Registrant's Common Stock (filed as
             Exhibit 4.1 to the Registrant's Transition Report on Form 10-K for the
             transition period ended December 29, 2001, filed with the Commission on
             November 26, 2002 and incorporated herein by reference).

4.6          Restated Certificate of Incorporation of the Registrant (filed as Exhibit
             3.1 to the Registrant's Registration Statement on Form S-1, No. 33-28055
             and incorporated herein by reference).

4.7          Certificate of Correction of the Registrant's Restated Certificate of
             Incorporation (filed as Exhibit 3.1.2 to the Registrant's Registration
             Statement on Form S-1, No. 33-42534 and incorporated herein by reference).

4.8          Certificate of Amendment of the Restated Certificate of Incorporation of
             the Registrant (filed as Exhibit 4.3 to the Registrant's Registration
             Statement on Form S-3, No. 33-544666 and incorporated herein by reference).

4.9          Certificate of Amendment of the Restated Certificate of Incorporation of
             the Registrant (filed as Exhibit 3.5 to the Registrant's annual report on
             Form 10-K filed with the Commission on May 30, 2000 and incorporated herein by reference).

4.10         Certificate of Designations, Preferences and Rights for Series D and
             Series E Participating Convertible Preferred Stock of the Registrant
             (filed as Exhibit 4.1 to the Registrant's quarterly report on Form 10-Q for the period ended September 1, 2001, filed with the Commission on
             October 16, 2001 and incorporated herein by reference).

4.11         Certificate of Designations, Preferences and Rights for Series F
             Convertible Preferred Stock of the Registrant (filed as Exhibit 4.2 to the
             Registrant's current report on Form 8-K filed with the Commission on May
             31, 2002 and incorporated herein by reference).

4.12         Amended and Restated By-Laws of the Registrant (filed as Exhibit 3.8 to the Registrant's Transition Report on Form 10-K for the transition period ended December 29, 2001, filed with the Commission on November 26, 2002 and incorporated herein by reference).

5            Opinion of Ropes & Gray.

23.1         Consent of Ropes & Gray (included within Exhibit 5).

23.2         Consent of Independent Auditors.

24           Power of Attorney (included on Signature Page).
